Exhibit 99.1

For more information contact:

Russ Knittel	Jennifer Jarman
Synaptics Incorporated	The Blueshirt Group
408-434-0110x140	415-217-7722
russk@synaptics.com	jennifer@blueshirtgroup.com

Synaptics Reports Record Second Quarter Results

Revenue Grows 48% and Net Income More than Doubles from the Immediately
Preceding Quarter

San Jose, CA – January 20, 2005 – Synaptics (Nasdaq: SYNA), a leader in interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the second fiscal quarter ended December 31, 2004.

Net revenue for the second quarter of fiscal 2005 was $56.5 million, an increase of approximately 65% over the $34.3 million of net revenue for the second quarter of fiscal 2004. Net income for the second quarter of fiscal 2005 was $9.7 million, or $0.33 per diluted share. This represents an increase of approximately 178% compared with net income of $3.5 million, or $0.13 per diluted share, for the second quarter of fiscal 2004.

“We had a tremendous quarter and achieved our third consecutive quarter of record revenue and earnings,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “Our results reflect robust demand for portable digital music players during the holiday season as revenue outside of the PC market grew sharply to 43% of total revenue compared with 33% in the immediately preceding quarter. Our performance in the notebook segment was also better than anticipated, as total PC revenue grew 26% sequentially, including contributions from our desktop and peripherals initiatives.”

Russ Knittel, Synaptics’ Chief Financial Officer, added, “We are entering the March quarter with a very strong backlog of approximately $35 million and, based on current indicators, are projecting revenue in the third fiscal quarter to be approximately flat compared to the December quarter. This projection is based on expected seasonal declines in the notebook sector, offset by continued robust demand for portable music players. We expect revenue in the June quarter to be up sequentially from March quarter levels based on our current visibility and typical consumer patterns. Fiscal 2005 is shaping up to be an outstanding year based on our record first half performance and current outlook for the second half of the year.”

Earnings Call Information

The Synaptics second quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, January 20, 2005, during which management may discuss forward-looking information. To participate on the live call, analysts and investors should dial 800-240-6709 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at http://www.synaptics.com/.

About Synaptics Incorporated

Synaptics is a leading developer of interface solutions for the mobile computing, communications, and entertainment industries. The company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPadtm, Synaptics’ flagship product, is integrated into more than 50% of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The company is headquartered in San Jose, California. The company’s website is www.synaptics.com.

Forward-Looking Statements

This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ revenue expectations and competitive position in the notebook computer market, portable music player market and new market initiatives. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products in the PC and portable digital entertainment markets, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including the Quarterly Reports on Form 10-Q, current reports on Form 8-K, and the Annual Report on Form 10-K for the fiscal year ended June 30, 2004. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

(Tables to Follow)

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	June 30,
	2004	2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$193,444	$59,489
Short term investments	36,460	36,810
Accounts receivable, net of allowances of $174 and $130 at December 31, 2004, and June 30, 2004, respectively	34,629	21,875
Inventories	10,934	6,525
Prepaid expenses and other current assets	3,214	3,083

Total current assets	278,681	127,782
Property and equipment, net	2,129	1,829
Goodwill	1,927	1,927
Other assets	5,499	1,115

Total assets	$288,236	$132,653

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,352	$9,220
Accrued compensation	4,596	4,594
Accrued warranty	451	704
Income taxes payable	2,401	4,018
Other accrued liabilities	4,541	2,594
Capital leases and equipment financing obligations	—	28

Total current liabilities	23,341	21,158
Note payable to a related party	1,500	1,500
Convertible senior subordinated notes	125,000	—
Other liabilities	866	855
Commitments and contingencies
Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 26,135,918 and 24,987,398 shares issued and outstanding, respectively	26	25
Additional paid in capital	102,348	88,334
Deferred stock compensation	(447)	(634)
Retained earnings	35,730	21,575
Accumulated other comprehensive loss	(128)	(160)

Total stockholders’ equity	137,529	109,140

Total liabilities and stockholders’ equity	$288,236	$132,653

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net revenue	$56,543	$34,274	$94,634	$63,845
Cost of revenue	30,155	20,134	51,054	37,561

Gross margin	26,388	14,140	43,580	26,284
Operating expenses
Research and development	6,248	5,130	12,291	10,226
Selling, general, and administrative	4,388	3,293	8,154	6,367
Amortization of deferred stock compensation	85	132	187	269
Restructuring	—	—	—	432

Total operating expenses	10,721	8,555	20,632	17,294

Operating income	15,667	5,585	22,948	8,990
Interest income	397	229	665	455
Interest expense	(151)	(34)	(177)	(68)

Income before income taxes	15,913	5,780	23,436	9,378
Provision for income taxes	6,189	2,279	9,281	3,610

Net income	$9,724	$3,501	$14,155	$5,768

Net income per share:
Basic	$0.38	$0.15	$0.56	$0.24

Diluted	$0.33	$0.13	$0.50	$0.22

Shares used in computing net income per share:
Basic	25,816	24,113	25,457	24,064

Diluted	29,372	26,725	28,641	26,603

Computation of basic and diluted net income per share:
      (in thousands except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2004	2003	2004	2003
Numerator for basic net income per share:
Net income	$9,724	$3,501	$14,155	$5,768

Numerator for diluted net income per share:
Net income	9,724	3,501	14,155	5,768
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	69	—	69	—
Numerator for diluted net income per share	$9,793	$3,501	$14,224	$5,768

Denominator for basic net income per share:
Weighted average common shares outstanding	25,816	24,113	25,457	24,064

Denominator for diluted net income per share:
Shares used above, basic	25,816	24,113	25,457	24,064
Effect of dilutive stock options	3,067	2,612	2,939	2,539
Effect of convertible notes	489	—	245	—

Denominator for diluted net income per share	29,372	26,725	28,641	26,603

Net income per share:
Basic	$0.38	$0.15	$0.56	$0.24

Diluted	$0.33	$0.13	$0.50	$0.22